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                                                                  EXHIBIT NO. 12

EARNINGS TO FIXED CHARGES COMPUTATION

                                                     2003           2002           2001           2000           1999
                                                 -----------    -----------    -----------    -----------    -----------
                                                                           (IN THOUSANDS)
Earnings:
Income before income taxes ...................   $ 1,028,622    $   962,497    $   827,470    $   711,397    $   658,716
Plus:
     Fixed charges ...........................       727,612        975,623      1,656,458      2,021,649      1,552,619
Less:
     Capitalized interest ....................          (249)          (747)          (156)          (637)        (1,371)
                                                 -----------    -----------    -----------    -----------    -----------

Earnings, including interest on deposits(a) ..     1,755,985      1,937,373      2,483,772      2,732,409      2,209,964
Less:
     Interest on deposits ....................      (444,012)      (596,257)    (1,077,171)    (1,292,565)      (962,504)
                                                 -----------    -----------    -----------    -----------    -----------

Earnings, excluding interest on deposits(b) ..     1,311,973      1,341,116      1,406,601      1,439,844      1,247,460
                                                 ===========    ===========    ===========    ===========    ===========


Fixed Charges:
     Interest expense ........................       713,776        960,327      1,642,658      2,008,351      1,539,538
     Capitalized interest ....................           249            747            156            637          1,371
     Interest portion of rent expense* .......        13,587         14,549         13,644         12,661         11,710
                                                 -----------    -----------    -----------    -----------    -----------

       Total fixed charges(c) ................       727,612        975,623      1,656,458      2,021,649      1,552,619


Less:
     Interest on deposits ....................      (444,012)      (596,257)    (1,077,171)    (1,292,565)      (962,504)
                                                 -----------    -----------    -----------    -----------    -----------
       Total fixed charges excluding
       interest expense on deposits(d) .......   $   283,600    $   379,366    $   579,287    $   729,084    $   590,115
                                                 ===========    ===========    ===========    ===========    ===========

Earnings to fixed charges:
Including interest on deposits(a/c) ..........          2.41x          1.99x          1.50x          1.35x          1.42x
Excluding interest on deposits(b/d) ..........          4.63           3.54           2.43           1.97           2.11
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*Assumed to be one-third of total rent expense